EXHIBIT 11

                        INTELLIGENT MEDICAL IMAGING, INC.
                        COMPUTATION OF NET LOSS PER SHARE

                                                   THREE MONTHS    THREE MONTHS
                                                       ENDED           ENDED
                                                     MARCH 31,       MARCH 31,
                                                       1997            1996
                                                 -------------------------------

Net income (loss)                                  ($1,478,503)        $144,117

Weighted average common shares outstanding           10,902,766       7,313,380

Shares related to Staff Accounting Bulletin 83:
     Stock options and warrants granted
     Issuance of common stock                                         1,918,526
                                                 -------------------------------
Average common shares, outstanding                   10,902,766       9,231,906
                                                 ===============================

Net income (loss) per common share                      ($0.13)           $0.02
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